Exhibit 99.1

Entrada Networks, Inc., Announces Effectiveness
of Registration Statement
for Resale of Up To 30,500,000 Shares of Common Stock

San Diego, California -(BUSINESS WIRE)- January 26, 2005 -Entrada Networks, Inc. (OTCBB: ESAN), today announced that the Securities and Exchange Commission (the "SEC") has declared effective the registration statement on Form SB-2, as amended, relating to the resale of up to 30,500,000 shares of Entrada Network’s common stock issuable upon exercise of outstanding warrants. The SEC declared the SB-2, as amended, effective at 5:00p.m. EST on January 26, 2005.

The warrants were originally issued by Entrada Networks in connection with certain debt financings in January, May and October of 2004 and a consulting agreement executed in November 2004.

As declared effective by the SEC, the registration statement will be available for use by the warrant holders to resell, from time to time, the common stock underlying such warrants upon their exercise. Entrada Networks will not receive any proceeds from the resale of the shares of common stock underlying the warrants by the warrant holders. Proceeds to the Company from the exercise of the warrants shall be used for debt retirements, working capital and corporate development purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the shares of common stock issuable upon exercise of the warrants, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Entrada Networks
Headquartered in San Diego, CA, Entrada Networks, through its operating subsidiaries, Torrey Pines Networks, Inc., Rixon Networks, Inc., and Sync Research, Inc., is focused on developing and marketing products and solutions in the storage networking and network connectivity industries. Torrey Pines Networks specializes in the design and development of its storage and metropolitan area networks transport product line, Silverline™, which is primarily designed to: 1) interconnect geographically separate data centers and post production facilities of film studios; and 2) aggregate different types of data or video traffic for university campuses, cable operators or companies with a significant price/feature advantage. Rixon Networks manufactures and sells a line of fast and gigabit Ethernet adapter cards that are purchased by large networking original equipment manufacturers as original equipment for servers, and other computer and telecommunications products. Sync Research manufactures and services frame relay products for some of the major financial institutions in the U.S and abroad. For more information please visit www.EntradaNetworks.com.

Safe Harbor

Except for the historical information contained herein, the matters set forth in this press release, including statements as to management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward-looking statements involve risks and uncertainties and are subject to change at any time, Entrada Networks’ actual results could differ materially from expected results. These forward-looking statements speak only as of the date hereof. Entrada Networks undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise. Various factors could cause actual results to differ materially, such as the risk factors listed from time to time in Entrada Networks’ filings with the SEC, including but not limited to Entrada Networks’ Form 10-K for the fiscal year ended January 31, 2004, filed with the SEC on May 14, 2004, and subsequent quarterly reports on Form 10-QSB.

Contact Information:
Jim Loofbourrow
Entrada Networks, Inc.
(858) 597-1102
jloofbourrow@entradanet.com